FILED
IN THE OFFICE OF THE
SECRETARY OF STATE
STATE OF NEVADA

SEP 30 1997
No. C12248-91
-----------------
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          RAINBOW BRIDGE SERVICES, INC.



     Rainbow Bridge Services, Inc., a Nevada corporation (the "Corporation") does hereby certify as follows:

     1. The Articles of Incorporation of the Corporation shall he amended by revising Article FIRST to read in full as follows:

     FIRST: The name of the Corporation shall be American Custom Components.
Inc.

     2. The foregoing amendment has been duly authorized and approved by the Board of Directors of the Corporation.

     3. The foregoing amendment has been duly adopted and approved by the written consent of the stockholders holding no less than a majority of the Corporation's outstanding stock entitled to vote thereon.


      Dated: August 22, 1997                   RAINBOW BRIDGE SERVICES, INC.


                                               /s/ Martin T. Walk
                                              ---------------------------------
                                              Martin T. Walk, President

                                               /s/ Inge Lundegaard
                                              ----------------------------------
                                              Inge Lundegaard, Secretary


STATE OF CALIFORNIA )
                    } ss.
COUNTY OF ORANGE    )

     On August 22, 1997, before me, ____________________ a notary public in and for said state, personally appeared Martin T. Walk and Inge Lundegaard, personally known to me to be the persons whose name is subscribed to the within instrument and acknowledged to me that they executed the same in their respective authorized capacities, and that by their signature on the instrument the entity upon behalf of which the persons acted, executed the instrument.

     WITNESS my hand and official seal.

Signature_______________________________              (Seal)